As filed with the Securities and Exchange Commission on October 24, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 14, 2014

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2014, B&G Foods, Inc. filed a Current Report on Form 8-K to report the promotion of Robert C. Cantwell, B&G Foods’ Executive Vice President of Finance and Chief Financial Officer to the position of President and Chief Executive Officer, effective on January 1, 2015 following the retirement of David L. Wenner, B&G Foods’ current President and Chief Executive Officer.  This amendment updates Item 5.02 in the original report to disclose additional information regarding compensatory arrangements of Mr. Cantwell.  No other changes have been made to the original report.

On October 22, 2014, the compensation committee of B&G Foods’ board of directors approved the following changes to Mr. Cantwell’s compensation.  Effective January 1, 2015, Mr. Cantwell will receive an annual base salary of $700,000 in his position as President and Chief Executive Officer and Mr. Cantwell’s maximum bonus percentage under B&G Foods’ annual bonus plan will increase from 70% of his base salary to 100% of his base salary.  The compensation committee is currently reviewing B&G Foods’ long-term equity incentive program for executive officers and has not yet determined what changes, if any, it will make to that program for Mr. Cantwell and B&G Foods’ other executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: October 24, 2014	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary